Exhibit 10.1

SUPPLY AND LICENSE AGREEMENT

This Agreement is made effective as of August 20, 2007 by and among Colloral LLC, a Delaware limited liability company (“Colloral”), Bronson Laboratories, LLC a New York limited liability company, Futurebiotics, LLC, a New York limited liability company, and Jenasol LLC, a New York limited liability company.

1. DEFINITIONS

1.1. Bronson Companies means Bronson Laboratories LLC, Futurebiotics, LLC, and Jenasol LLC.

1.2. Bronson Company means any one of the Bronson Companies.

1.3. Bronson Representative means Steve Welling, COO, Futurebiotics, LLC

1.4. Commencement Date means September 1, 2007.

1.5. Confidential Information means business and technical information and other similar information, including, without limitation, the terms of this Agreement, communicated to one party by the other party in any manner in connection with this Agreement, whether before or during the term of this Agreement, but expressly excludes information that: (i) is or becomes generally available to the public, other than as a result of disclosure by the recipient party in violation of this Agreement; (ii) becomes available to the recipient party from a source other than the disclosing party; as long as such source is not itself bound by a confidentiality or non-disclosure agreement with the disclosing party or otherwise prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation; (iii) was rightfully in the recipient party’s possession prior to receipt from the disclosing party; or (iv) is independently developed by the recipient party without the use of the disclosing party’ s Confidential Information.

1.6. Direct Response Channels means direct mail, telemarketing, direct response radio advertising, direct response television advertising, direct response magazine advertising, direct response newspaper advertising, but excludes, without limitation, catalogs and websites.

1.7. Effective Date means the date of this Agreement.

1.8. Futurebiotics Agreements means the Supply and License Agreement by and between Colloral and Futurebiotics, LLC dated effective January 10, 2007 and the Supply and License Agreement by and between Colloral and Futurebiotics, LLC dated effective April 9, 2007.

1.9. Improvements means any findings, discoveries, inventions, additions, patents, know-how, modifications, formulations, or changes that relate to or are incorporated into the Product made during the term of this Agreement. Trademarks are specifically excluded from the definition of Improvements.

1.10. Intellectual Property means any invention, idea, concept, discovery, design, development, technique, methodology, innovation, process, formula, data, know-how, trade secret, or intellectual property right, writing, documentation, data, computer software and hardware, and related documentation whatsoever, or any interest therein, whether or not patentable or registrable or subject to analogous protection relating to or incorporated in the Product, including, without limitation, any Improvements, whether made by Colloral, its licensors, the Bronson Companies, or any of such parties working together.

1.11. Losses means liabilities; claims, whether asserted by a third party or by a party to this Agreement; losses; damages; judgments; awards; costs; and expenses, including, without limitation, reasonable attorneys’ fees.

1.12. Product means Colloral’s proprietary dietary supplement for the relief of joint pain that Colloral currently markets under the names COLLORAL® and THE COLLAGEN SOLUTIONTM in its current form or any form later developed, as a stand alone product and not in combination with or as a component of other products.

1.13. Territory means the United States of America.

1.14. Website means the website through which Colloral sells the Product under the trademark, THE COLLAGEN SOLUTION, which website is currently located at www.collagensolution.com.

2. LICENSE

2.1. Grant. Subject to the terms and conditions of this Agreement, Colloral hereby grants to the Bronson Companies a non-transferable and non-assignable license to market, offer for sale, and sell the Product, in the Territory, solely through Direct Response Channels. The Bronson Companies hereby covenant that they will use their best efforts to market the Product through Direct Response Channels in the Territory.

2.2. Limited Exclusivity. The license granted to the Bronson Companies hereunder will be exclusive for a period of [****] following the Commencement Date. The exclusivity of the license will extend automatically under the following conditions:

(a) If the Bronson Companies purchase and pay for at least [****] units of Product in the period between the Effective Date and the [****] anniversary of the Commencement Date, the exclusivity will extend to the [****] anniversary of the Commencement Date;

(b) If (i) exclusivity extends through the [****] anniversary of the Commencement Date and (ii) the Bronson Companies purchase and pay for at least [****] units of Product in the period between the [****] anniversary of the Commencement Date and the [****] anniversary of the Commencement Date, the exclusivity will extend to the [****] anniversary of the Commencement Date; and

(c) If (i) this Agreement renews and (ii) the Bronson Companies purchase and pay for at least [****] units of Product in the period between the [****] anniversary of the Commencement Date and the [****] anniversary of the Commencement Date, the exclusivity will extend to the [****] anniversary of the Commencement Date.

If exclusivity renews under Subsection 2.2(c) above, the parties shall negotiate in good faith to set minimums for maintaining exclusivity for the last [****] years of the renewal term, which levels shall in no event be below [****] units.

2.3. No Sublicenses. The Bronson Companies may not sublicense their rights under this Agreement without Colloral’s prior written consent.

(a) Media and Distribution Partnerships. Notwithstanding the restriction on sublicenses above, the Bronson Companies are expressly granted the right to engage third party media and distribution partners to market and distribute the Product on their behalf and under their branding on a market by market basis, but any such engagements must expressly restrict the third parties from marketing or distributing the Product (i) through channels other than Direct Response Channels and (ii) outside the Territory. The Bronson Companies shall be responsible for the actions of such third parties, and any marketing and distribution by such third parties that does not comply with the restrictions in this Agreement, or other Agreements with any of the Bronson Companies shall be deemed a material breach by the Bronson Companies of this Agreement.

(b) Rights to Media and Distribution Partnerships. The Bronson Companies shall provide notice to Colloral identifying the third party media and distribution partners it uses. Colloral shall not work with those parties to distribute Product in the Territory and shall not encourage such parties to cease working with the Bronson Companies or to work with others to distribute Product in the Territory.

2.4. Retention of Rights. Colloral retains all rights not expressly granted to the Bronson Companies hereunder, including, without limitation, the right to market, offer for sale, and sell (a) its proprietary dietary supplement for the relief of joint pain that it currently markets under the names COLLORAL® and THE COLLAGEN SOLUTIONTM, in its current form or any form later developed, in combination with or as a component of other products and (b) subject to the Futurebiotics Agreements, the Product through any channels and in any territory not expressly covered by the license granted to the Bronson Companies under this Agreement. Colloral may license third parties to exercise its retained rights.

3. MARKETING EFFORTS

3.1. Catalog. The Product shall be included as an offering in the Bronson Companies’ September 2007 catalogs.

3.2. Test of Concept. On or before the first anniversary of the Commencement Date:

(a) The Bronson Companies shall send a minimum of [****] e-mail solicitations offering the Product for sale.

(b) The Bronson Companies shall feature the Product in at least [****] copies of its newsletters, whether distributed electronically or in hard copy.

(c) The Bronson Companies shall mail at least [****] catalogs that include the Product as an offering.

(d) The Bronson Companies shall include the Product as an offering in at least [****] inserts that are included in packages of products shipped to the Bronson Companies’ customers.

4. TRADEMARKS

4.1. The Bronson Companies. The Bronson Companies may not market, offer for sale, or sell the Product under the trademarks, COLLORAL or THE COLLAGEN SOLUTION, or as a generic version of such products. The Bronson Companies shall develop, and identify the Product by, their own trademarks.

4.2. Brand Protection. Colloral may not identify the Product as marketed under its trademarks as being the same as the Product as marketed under the Bronson Companies’ trademarks, nor may it make comparisons between the Product as marketed under its trademarks as being the same as the Product as marketed under the Bronson Companies’ trademarks, and the Bronson Companies may not identify the Product as marketed under their trademarks as being the same as the Product as marketed under Colloral’s trademarks, nor may they make comparisons between the Product as marketed under their trademarks as being the same as the Product as marketed under Colloral’s trademarks. Colloral covenants that it will use commercially reasonable efforts to prevent any other person to whom it licenses the right to market and sell the Product from identifying the Product as being the same as the Product marketed by the Bronson Companies and from making comparisons between the Product as marketed by the licensee and the Product as marketed by the Bronson Companies. In no event, however, shall Colloral be required to restrict or prevent another licensee from identifying the origin of the Product.

5. SUPPLY

5.1. Basic Arrangement. Colloral shall manufacture, package, label, pack for shipment, and tender to carriers, and the Bronson Companies shall purchase from Colloral, the Product in bulk, packaged in bottles or other appropriate packaging containing either a [****],[****], or [****] supply, pursuant to purchase orders submitted by the Bronson Companies to Colloral from time to time.

5.2. Colloral Responsibilities. Colloral shall be responsible for purchasing or providing all raw materials and packaging, labor, utilities, and equipment necessary to manufacture the Product and for packing the Product for shipment.

5.3. The Bronson Companies’ Responsibilities. Each of the Bronson Companies shall be responsible for supplying its own labels. If Colloral does not have sufficient labels for a particular order, it may delay shipment of the entire order until the applicable Bronson Company provides the necessary labels. Each Bronson Company shall be responsible (i) for obtaining all required permits and licenses and complying with all applicable laws, regulations, rules, ordinances, licensing and registration requirements, export and import restrictions, and anything else necessary for it to market and sell the Product in the Territory and (ii) for the costs associated therewith.

5.4. Three-Month Rolling Forecast; Scheduling. Each of the Bronson Companies shall provide to Colloral a non-binding rolling three-month forecast of anticipated orders prior to the beginning of each calendar month. Colloral shall use commercially reasonable efforts to ensure that it can ship each order placed by the Bronson Companies under this Agreement within six weeks of the date it receives the order.

5.5. Shipment. All sales of Product under this Agreement shall be by refrigerated truck, F.O.B. St. George, Utah. Title to, and risk of loss of, Product shall be transferred to the applicable Bronson Company by Colloral upon tender by Colloral to such Bronson Company’s designated carrier. In the event that Colloral desires to tender the Product to carriers at a location other than St. George, Utah, Colloral shall notify the Bronson Representative at least 30 days prior to effecting such change, and the Bronson Representative shall have the right to object to the change. If the Bronson Representative does not object to the new location within such 30-day period or if the Bronson Representative affirmatively indicates its approval, Product shall be shipped F.O.B. the new location.

5.6. Certificates of Analysis. Each shipment of Product will be certified by the manufacturer for compliance with Product specifications including potency and purity of finished product. The form of certificate is attached hereto as Schedule A.

5.7. Technical Resource. Colloral shall respond promptly to any reasonable, technical questions posed by the Bronson Companies on behalf of their customers and their customers’ customers, provided, however, than in no event shall Colloral be required to disclose any Confidential Information.

5.8. Exclusivity. The Bronson Companies may not purchase the Product from any person or entity other than Colloral.

5.9. Annual Review. The Bronson Companies shall schedule a meeting between the parties during the last three months of each year of the Term to review sales of the Product to date, forecasts for the coming year and the Bronson Companies’ sales and marketing activities.

5.10. Price and Payment Terms. The Bronson Companies shall pay to Colloral the prices described on Schedule B in U.S. dollars. The Bronson Companies shall be responsible for all sales and use taxes and for all other taxes and charges applicable to the sale of Product to or by the Bronson Companies, other than taxes on Colloral ‘s income. Colloral shall issue invoices for Products shipped to the Bronson Companies on or promptly following the date the Products are tendered to the carrier. The Bronson Companies shall pay Colloral for Product orders within 30 days from the date of shipment of the particular order. If an invoice is not paid within the applicable period, the overdue amount shall bear interest from the date that it was due at the rate of [****]% per annum or, if lower, the highest rate permitted by law.

6. TERM; TERMINATION

6.1. Term. The term of this Agreement shall commence as of the Effective Date and shall remain in effect until the third anniversary of the Commencement Date, unless otherwise terminated as set forth below. The Bronson Companies shall have the option to renew this Agreement for one additional three-year term if the Bronson Companies purchased and paid for at least 150,000 units in the period between the second anniversary of the Commencement Date and the third anniversary of the Commencement Date. The Bronson Companies may exercise their option to renew by the Bronson Representative providing notice of exercise to Colloral at least 60 days prior to the third anniversary of the Commencement Date.

6.2. Termination. Colloral may terminate this Agreement by giving notice to the Bronson Representative under any of the following circumstances:

(a) If any of the Bronson Companies fails to perform or comply in any material respect with any of its obligations under this Agreement (except pursuant to a force majeure event set forth in Section 14.2) and such failure is not remedied within 30 days after receipt of notice of such failure;

(b) If any of the Bronson Companies (i) is unable to pay, or admits in writing its inability to pay, its debts as they mature; (ii) makes a general assignment for the benefit of creditors; (iii) applies for or consents to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets; (iv) files a petition or becomes the subject of an involuntary petition in bankruptcy or for reorganization or for an arrangement pursuant to a bankruptcy act or insolvency which petition is not dismissed within 90 days from such filing; or (v) is adjudicated as bankrupt or insolvent; or

(c) If the Food and Drug Administration makes a final determination that the Product does not meet the statutory definition of a dietary supplement.

6.3. Rights Upon Termination. Any termination of this Agreement shall be without prejudice to all other rights and remedies available to the parties under this Agreement or at law or in equity.

7. PRODUCT LIABILITY

7.1. The Bronson Companies. The Bronson Companies shall be solely responsible (a) to their customers and end users who purchase Product through their customers for any and all claims related to the Product, (b) for ensuring that the labels and advertising for the Product conform to USA Dietary Supplement Use and Education Act regulations and all laws and regulations in the Territory, (c) for any failure to comply with all laws, regulations, rules, ordinances, licensing and registration requirements, export and import restrictions, and anything else necessary to market and sell the Product in the Territory, and (d) for all liabilities and expenses resulting from or related to Product returns, placements, guaranteed sale, and recalls based on inappropriate claims.

7.2. Colloral.

(a) Colloral shall be responsible to the Bronson Companies for Losses incurred by the Bronson Companies that, directly or indirectly, arise out of, result from or are in any way connected with harm caused by the Product as a result of its being unsafe or unstable, including, without limitation, due to undisclosed side effects or drug interactions, whether known or unknown, unless such harm results from any intentional or inadvertent adulteration of the Product after tender to the carrier for shipment, including, without limitation, as a result of inadequate or inappropriate shipping and/or storage.

(b) All Product shipped to the Bronson Companies shall be non-returnable. If any Bronson Company believes that any Product does not conform to Colloral’s standard quality requirements, the Bronson Company shall notify Colloral of such nonconformance and, upon Colloral’s request, provide written details and deliver a sample of such nonconforming Product to Colloral. Colloral shall promptly notify the applicable Bronson Company as to whether Colloral agrees that such Product is nonconforming. If Colloral confirms that such Product is nonconforming, Colloral’s sole liability, and the Bronson Company’s sole and exclusive remedy, is the replacement of nonconforming Product with conforming Product.

(c) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COLLORAL DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

8. CONFIDENTIALITY

8.1. Obligation. Each party, during the term of this Agreement and at all times thereafter, shall maintain in strict confidence and safeguard the other party’s Confidential Information. The recipient party may use the disclosing party’s Confidential Information only for the purposes of performing its obligations, and exercising its rights under, and facilitating the purposes of, this Agreement. The recipient party may not disclose the other party’s Confidential Information to any third party without the prior written consent of the disclosing party and shall prevent unauthorized use or reproduction of the disclosing party’s Confidential Information. In furtherance thereof, the recipient party shall limit access to such Confidential Information to employees, agents, or affiliates who require access in order for the recipient party to perform its obligations, and exercise its rights under this Agreement and who are bound to hold such Confidential Information in confidence pursuant to the terms of this Agreement.

8.2. Governmental Disclosure. In the event that a recipient party is obligated to disclose the other party’s Confidential Information under applicable law or by order of a court or other governmental authority of competent jurisdiction, including, without limitation, in or in connection with any public filing under state or Federal securities laws, such disclosure shall not be deemed to be a violation of this Agreement. As promptly as practicable following the recipient party’s becoming aware of its obligation to disclose and, in any event, prior to such disclosure, the recipient party shall provide the disclosing party with notice of the disclosure obligation and a copy, if applicable and possible, of the Confidential Information that the recipient party is obligated to disclose.

8.3. Equitable Relief. The parties agree that money damages would not be a sufficient remedy for any breach of this Section 9 and that the disclosing party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 9, but shall be in addition to all other remedies available at law or equity to the disclosing party.

8.4. Prior Agreements. The provisions of this Section 9 supersede any other confidentiality agreements, other than the Futurebiotics Agreements, between Colloral and any of the Bronson Companies with respect to the subject matter hereof and such confidentiality agreements are hereby terminated, except with respect to the parties’ obligations of confidentiality to one another from the date of those agreements to the date of this Agreement.

9.	INTELLECTUAL PROPERTY

9.1. Ownership. Colloral and its licensors retain and shall have all right, title, and Interest in and to the Intellectual Property.

9.2. Assignment. If at any time or times during the term of this Agreement, including any renewal terms or extensions, any Bronson Company makes, conceives, creates, discovers, invents, or reduces to practice any Improvements, the Bronson Company shall promptly disclose the Improvements to Colloral. Each of the Bronson Companies hereby assigns any and all rights it may have or may acquire in Improvements to Colloral without further compensation, and in furtherance thereof, shall, during the term of this Agreement and at any time thereafter, at the request and cost of Colloral, promptly sign, execute, make, and do all such deeds, documents, acts, and things as Colloral may reasonably request to apply for, obtain, register, evidence, and vest in the name of Colloral or its assignee all right, title, and interest in and to the Improvements.

9.3. Effect of Colloral Breach. In the event that Colloral materially breaches this Agreement (except pursuant to a force majeure event set forth in Section 14.2), and such breach is not cured within 30 days after receipt of notice of such breach, Colloral shall assign all right, title, and interest in and to any Improvements to the Product made by the Bronson Companies to the Bronson Companies.

9.4. Infringement. In the event that either of Colloral or any of the Bronson Companies becomes aware of any actual, threatened, or suspected infringement by a third party of the Intellectual Property, it shall promptly notify the other party. Colloral shall have the first right to address, at its own expense, the alleged infringement. If, within 90 days of the date of learning of any actual, threatened, or suspected infringement, Colloral has not notified the Bronson Representative of its intent to address the alleged infringement or if within six months after such notice, Colloral has not taken steps to address such infringement, then the Bronson Companies shall have the right to address the infringement at their own expense. The party addressing the infringement shall have full control over the infringement claim and any settlement thereof. In any event, Colloral and the Bronson Companies shall assist one another in addressing infringement of Intellectual Property. Any monetary proceeds from any such actions shall belong to the party that addressed the infringement.

10. DATA SHARING. The Bronson Companies shall provide Colloral with copies of all relevant technical reports and other compilations of data or information relating to the Product and any Improvements, including, without limitation, reports or compilations of laboratory tests, clinical tests, stability tests, and consumer market research, promptly following their creation by the Bronson Companies or the Bronson Companies’ receipt thereof from third parties. Colloral shall own its copies of such reports and compilations.

11. INDEMNIFICATION

11.1. Colloral’s Indemnification. Colloral shall indemnify, defend, and hold harmless the Bronson Companies and their affiliates, interest holders, subsidiaries, managers, and employees from and against any and all Losses, directly or indirectly, arising out of, resulting from or in any way connected with (i) any material breach by Colloral of the terms of this Agreement; (ii) any non-compliance with laws, ordinances, rules, or regulations applicable to Colloral’s obligations under this Agreement, (iii) harm caused by the Product as a result of its being unsafe or unstable, including, without limitation, due to undisclosed side effects or drug interactions, whether known or unknown, unless such harm results from any intentional or inadvertent adulteration of the Product after tender to the carrier for shipment, including, without limitation, as a result of inadequate or inappropriate shipping and/or storage, and (iv) any claim that the manufacture, use or sale of the Product infringes upon or violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, so long as such alleged infringement is not based on an Improvement developed by the Bronson Companies.

11.2. The Bronson Companies’ Indemnification. The Bronson Companies shall indemnify, defend, and hold harmless Colloral and its affiliates, shareholders, subsidiaries, directors, officers, and employees and, with respect to matters covered by subclause (iv) below, Business Development Resources, Inc. and JASRA, Inc., from and against any and all Losses directly or indirectly arising out of, resulting from, or in any way connected with (i) any material breach by the Bronson Companies of the terms of this Agreement; (ii) any non-compliance with laws, ordinances, rules, or regulations applicable to the Bronson Companies’ obligations under this Agreement; (iii) any governmental, regulatory, or other proceedings to the extent any such proceedings result from the Bronson Companies’ acts or omissions in transporting, marketing, distributing, exporting, importing, and selling the Products; (iv) any failure of the Product labels supplied by the Bronson Companies or of the Bronson Companies’ advertising of the Product to comply with applicable laws and regulations, (v) any adulteration of the Product after tender to the carrier for shipment, including, without limitation, as a result of inadequate or inappropriate shipping and/or storage, and (vi) any claim that any Improvement developed by The Bronson Companies violates any patent, trademark, copyright, trade secret, or other proprietary rights of any third party.

11.3. Indemnification Procedures. The indemnitor shall promptly assume full and complete responsibility for the investigation, defense, compromise, and settlement of any claim, suit, or action arising out of or relating to the indemnified matters following written notice thereof from the indemnitee, which notice shall be given by the indemnitee within ten days of the indemnitee’s knowledge of such claim, suit, or action. Failure to provide such timely notice shall not eliminate the indemnitor’s indemnification obligations to the indemnitee unless, and only to the extent to which, such failure has substantially prejudiced the indemnitor.

Notwithstanding the foregoing, the indemnitee shall have the right, in its sole discretion and at indemnitee’s expense, to participate in or to defend or prosecute, through its own counsel, any claim, suit, or action for which it is entitled to indemnification by indemnitor; provided, however, that if the indemnitee is advised in writing by its legal counsel that there is a conflict between the positions of the indemnitor and the indemnitee in conducting the defense of such action or that there are legal defenses available to the indemnitee different from or in addition to those available to the indemnitor, then counsel for the indemnitee, at the indemnitor’s expense, shall be entitled to conduct the defense only to the extent necessary to protect the interests of the indemnitee. The indemnitor shall not enter into any compromise or settlement without a complete and general release of all claims against indemnitee for which the indemnitee is entitled to indemnification hereunder. If the indemnitor does not assume the defense of such claim, suit, or action, the indemnitor shall reimburse the indemnitee for the reasonable fees and expenses of any counsel retained by the indemnitee, and shall be bound by the results obtained by the indemnitee; provided, however, that no such claim, suit, or action shall be settled without the indemnitor’s prior written consent, which consent shall not be unreasonably withheld. The absence of a complete and general release of all claims against the indemnitor shall be reasonable grounds for the indemnitor to refuse to provide written consent to a compromise or settlement.

12. INSURANCE. Each party shall keep in force throughout the term of this Agreement and for [****] following the termination of this Agreement adequate commercial general liability insurance written on a claims-made basis, including products liability and contractual liability coverages as respects this Agreement, with coverage of at least US$[****] per occurrence. Attached as Schedule C are copies of certificates of insurance certifying such coverages, naming the other party as an additional insured and requiring at least 30 days prior written notice to the additional insured of any cancellation or material change thereof. Each party shall also maintain such other insurance as is required by applicable federal and state laws.

13. MISCELLANEOUS PROVISIONS

13.1. Independent Contractors. The parties are independent contractors and not agents, employees, partners, joint venture partners, subsidiaries, or affiliates of one another. No party shall incur any debts or make any commitments on behalf of the other, except and only to the extent, if at all, specifically provided in this Agreement.

13.2. Force Majeure. Except as otherwise provided herein, neither party shall be liable to the other for any Losses or failure to perform resulting from any act of God; fire; explosion; flood or other natural disaster; actions or impositions by Federal, state, or local authorities; strike; labor dispute; vandalism; riot; commotion; act of public enemies; blockage or embargo; or any other cause beyond the reasonable control of such party. Upon the occurrence of any such event that results in, or will result in, a delay or failure to perform, the party whose performance is delayed or prevented shall be relieved from fulfilling its obligations under this Agreement during the period of such force majeure event and shall promptly provide written notice to the other party of such occurrence. The party whose performance is affected shall use reasonable business efforts to minimize disruptions in its performance and shall resume full performance of its obligations under this Agreement as soon as possible. Notwithstanding the foregoing, a party shall not be absolved from Losses resulting from actions or impositions by Federal, state, or local authorities based on such party’s breach of a term or condition of this Agreement.

13.3. Notices. Unless otherwise expressly set forth herein, any notice or other communication required or permitted to be given hereunder shall be in writing and mailed (by certified mail, return receipt requested, postage prepaid) or delivered (by hand or next business day courier service) addressed as follows:

If to the Bronson Companies or the Bronson Representative:

Bronson Nutraceuticals

350 South 400 West, #102

Lindon, UT 84042 - 1931

Attention: Steve Welling

Chief Operating Officer

FutureBiotics, LLC

And

Bronson Nutraceuticals

70 Commerce Drive

Hauppauge, NY 11778

Attention: Steve Welling

Chief Operating Officer

FutureBiotics, LLC

If to Colloral:

Colloral LLC

1199 Madia Street

Pasadena, CA 91103

Attention: Robert C. Bishop, Ph.D.

Manager

And

Colloral LLC

1414 East 3850 South

St. George, UT 84790

Attention: Scott A. Gubler

Manager

or to such other address as a party may substitute by providing notice to the other. All such notices and communications, if mailed, shall be effective upon the earlier of (a) actual receipt by the addressee, (b) the date shown on the return receipt of such mailing, or (c) three (3) days after deposit in the mail. Notices delivered by hand shall be effective upon delivery, and notices sent by next business day courier service, shall be effective one business day after deposit with such courier service.

13.4. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors in interest and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

13.5. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

13.6. Survival. Sections 6.10, 7.3, 8, 9, 10, 12, 13, and 14 and any party’s obligation to pay the other amounts that have accrued but remain unpaid shall survive any termination or expiration of this Agreement.

13.7. Entire Agreement and Conflict. This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous agreement, whether written or oral, between the parties relating to the subject matter of this Agreement. The Futurebiotics Agreements shall not be deemed to relate to the subject matter hereof. Further, in the event of any conflict, the terms and conditions of this Agreement shall prevail over the terms and conditions of any purchase order or other shipping, delivery, receiving, billing, or other document used directly or indirectly by either party in performing this Agreement.

13.8. Amendment and Waiver. This Agreement may not be amended or modified in any respect, except by an instrument in writing made and executed by both parties to this Agreement. No provisions of this Agreement shall be waived by any act, omission, or knowledge of a party, except by an instrument in writing expressly waiving such provisions and executed by the party against whom such waiver is claimed. No waiver of any default under, or breach of, this Agreement shall operate as a waiver of any other or subsequent default or breach.

13.9. Construction. This Agreement has been submitted to the scrutiny of, and has been negotiated by, all parties hereto and their counsel, and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

13.10. Headings. The headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to conflict of law principles.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly authorized and executed as of the date first above written.

BRONSON LABORATORIES, LLC

By:
Its:

FUTUREBIOTICS, LLC

By:
Its:

JENASOL LLC

By:
Its:

COLLORAL LLC

By:
Robert C. Bishop, Ph.D. Manager

By:
Scott A. Gubler Manager

SCHEDULE A

FORM OF COMPLIANCE CERTIFICATE

Deseret Laboratories, Inc.

1414 E. 3850 S.

St George, Utah 84790

CODE #: AI-201B

CERTIFICATE OF ANALYSIS

Product Name:

Lot#:

* Analysis Required For Each Lot ** Based on Raw Material *** Based on Input		L Letter of Compliance

ANALYTICAL REQUIREMENTS		LIMITS	METHODS	ASSAY Appearance
[****]		[****]		*

Volume	[****]		USP	*
pH	[****]	[****]		*
Collagen II Assay	[****]		HPLC	*

MICROBIAL REQUIREMENTS		LIMITS	METHODS	ASSAY Appearance
Aerobic Plate Count	[****]		DLI DP 730.013	*
Total Yeast & Mold Count	[****]		DLI DP 730.022	*
E. coli	[****]		DLI DP 730.027	*
Salmonella	[****]		DLI DP 730.023	*
Staphylococcus aureus	[****]		DLI DP 730.025	*

EXP DATE:

Written by:

Assay verification approved by:                                          Date:

SCHEDULE B

APPLICABLE PRICING

PRODUCT	PRICE PER UNIT THROUGH AND INCLUDING [****]
[****] supply	$	[****]
[****] supply	$	[****]
[****] supply	$	[****]

After [****], Colloral may adjust the applicable price as necessary to attain the same gross margin per unit as it has based upon the above-referenced prices and its cost per unit on the Commencement Date. Colloral shall provide the Bronson Representative at least 30 days prior notice of any such change in the price per unit.

SCHEDULE C

CERTIFICATES OF INSURANCE